UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

XM Satellite Radio Holdings Inc.’s website regarding its merger with Sirius Satellite Radio Inc., which is available at www.XMmerger.com and has information about the proposed merger, has been updated. The updates include the information being filed herewith.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Sirius’s and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Sirius and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of Sirius and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Sirius and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause Sirius’s and XM’s results to differ materially from those described in the forward-looking statements can be found in Sirius’s and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving XM and SIRIUS. In connection with the proposed transaction, SIRIUS filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-144845) containing a Joint Proxy Statement/Prospectus and XM and SIRIUS plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of XM and SIRIUS. INVESTORS AND SECURITY HOLDERS OF XM AND SIRIUS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by XM and SIRIUS through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE, Washington, DC 20002, Attention: Investor Relations.

XM, SIRIUS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 17, 2007, and information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC.

In addition, the “What People Are Saying” page of the updated internet website also contains a link to the following letter included on the internet website:

Julian C. Day Chairman and Chief Executive Officer

[Address Illegible]

July 13, 2007

Marlene H. Dortch, Secretary

Federal Communications Commission

445 12th Street, SW

Washington DC 20554

Re:	Application for Authority to Transfer Control of XM Radio Inc. and Sirius Satellite Radio Inc., MB Docket No. 07-57

Dear Ms. Dortch:

RadioShack Corporation (“RadioShack”) supports the above-referenced application concerning the proposed merger of Sirius Satellite Radio Inc. (“Sirius”) and XM Radio Inc. (“XM”). RadioShack is one of the nation’s most experienced and trusted consumer electronics specialty retailers. We sell Sirius satellite radios, services, and plans in our stores and dealer outlets, as well as through our web site. We believe that a merger of Sirius and XM will benefit consumers, including those that purchase satellite radio products and services from RadioShack.

Simply put, a merger of Sirius and XM will enhance the choices available to subscribers of one or the other service. Once the merger is approved, for example, consumers who have purchased Sirius service from one of our outlets will have access to a broader variety of satellite radio programming. Today, consumers with an interest in satellite radio must either: (1) choose between Sirius and XM, foregoing some of the most appealing channels available on the other service or (2) subscribe to both services, which means purchasing two satellite radios and paying for two subscriptions. Soon after the merger closes, these choices will increase. In addition to the two options noted, consumers also will be able to receive the most popular channels offered by both services over a single device and for a single monthly fee.

Further, the merger will help speed the development and future commercial release of interoperable satellite radios. Once this occurs, all satellite radio subscribers will have the added ability to receive the complete line-up offered by both Sirius and XM on one receiver at a monthly price that is considerably lower than that of subscribing to both services today.

Marlene H. Dortch, Secretary

More broadly, this merger proposes to combine two small players in the audio entertainment market. As a result, the merger will bring greater vitality and financial resources to this upstart technology. Allowing this to happen will, in turn, spark a new generation of services and products with more advanced and user-friendly features. Consumers, of course, will be better off as a result.

For these reasons, RadioShack urges the FCC to approve the Sirius-XM application.

Respectfully submitted,

Julian C. Day

In addition, the “Merger Resources” page of the updated internet website also contains a link to the following letter included on the internet website:

Press Release

FOR IMMEDIATE RELEASE	Contact: John Zippert – 205 652 9676

August 21, 2007

The Federation/LAF Throws Its Support Behind

SIRIUS/XM Satellite Radio Merger

EPES, ALABAMA… The Federation of Southern Cooperatives/Land Assistance Fund today announced it is in favor of the merger between SIRIUS Satellite Radio (Nasdaq: SIRI) and XM Satellite Radio (Nasdaq: XMSR) in a letter filed with the Federal Communications Commission (FCC).

“Rural communities are consistently undeserved by the lack of diversity in programming that local terrestrial radio broadcasters provide,” said Ralph Paige, Executive Director of the Federation of Southern Cooperatives/LAF. “A merger of SIRIUS and XM will bring lower prices and increased programming choices to the over 20,000 rural member families of the Federation/LAF in twelve southern states.”

In its letter to the FCC, the Federation/LAF cited the benefits that “a la carte” options and other low-cost, bundled programming packages would provide for rural and minority consumers.

“Our members clearly benefit from the ability to select the programs that are most applicable to their businesses, families, and personal interests,” added Paige. “We are also encouraged by the commitments that SIRIUS and XM have made to enhance the diversity and breadth of programming for minority audiences.”

A merger of the two companies will enhance its capacity to deliver emergency alerts and up-to-date weather information to even more remote areas, helping guide agricultural planning and preparation for potential natural disasters. By lowering the monthly cost in many of its packages, a merged company will add more subscribers among black family farmers across the South who would greatly benefit from these services.

The Federation/LAF filed its letter with the FCC on August 13th and urged the Commission to act swiftly in its approval.

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Note: The Federation/LAF, now in its 40th year, assists Black family farmers across the South with farm management, debt restructuring, alternative crop suggestions, marketing expertise and a whole range of services to ensure family farm survivability.